  As filed with the Securities and Exchange Commission on July 25, 2000

                                                    Registration No. 333-35641

                        SECURITIES AND EXCHANGE COMMISSION

                               Washington, DC 20549
                                   ------------

                         POST-EFFECTIVE AMENDMENT NO. 1 TO
                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                                   ------------

                        UNION PACIFIC RESOURCES GROUP INC.
              (Exact name of Registrant as specified in its charter)

                       Utah                             13-2647483
            (State or other jurisdiction of             (IRS Employer
            incorporation or organization)             Identification No.)

                                  777 Main Street
                           Fort Worth, Texas 76102-6203
                                  (817) 321-6000
                     (Address of principal executive offices)

              UNION PACIFIC RESOURCES GROUP INC. EXECUTIVE DEFERRED
                               COMPENSATION PLAN
         UNION PACIFIC RESOURCES GROUP INC. DEFERRED COMPENSATION PLAN
              FOR THE BOARD OF DIRECTORS (AS AMENDED AND RESTATED)
                            (Full title of the plans)
                                  -------------

                                 KERRY R. BRITTAIN
                   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        UNION PACIFIC RESOURCES GROUP INC.
                                  777 MAIN STREET
                           FORT WORTH, TEXAS 76102-6203
                                  (817) 321-6000
                       (Name, address, and telephone number,
                    including area code, of agent for service)

                                 Explanatory Note

                             -------------------------

      This Post-Effective Amendment No. 1 to Registration Statement No. 333-35641 is being filed by Union Pacific Resources Group Inc. (the "Registrant") to deregister under the Securities Act of 1933, as amended, (the "Securities Act") the securities that were originally registered on this Registration Statement but that were not sold.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, as of July 14, 2000.

                              UNION PACIFIC RESOURCES GROUP INC.

                              By:   /s/ MORRIS B. SMITH
                                    -------------------------------
                                    Morris B. Smith,
                                    Vice President, Chief Financial Officer and
                                    Treasurer


      Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed below, on this 14th day of July, 2000, by the following persons on behalf of the Registrant and in the capacities indicated.

/s/ GEORGE LINDAHL III        Chairman, Chief Executive Officer and Director
                              (Principal Executive Officer)
--------------------------
George Lindahl III

/s/ MORRIS B. SMITH           Vice President and Chief Financial Officer
--------------------------    (Principal Accounting and Financial Officer)
Morris B. Smith

          *                   Director
--------------------------
H. Jesse Arnelle

          *                   Director
--------------------------
Lynne V. Cheney

          *                   Director
--------------------------
Preston M. Geren III

          *                   Director
--------------------------
Lawrence M. Jones

          *                   Director
--------------------------
Drew Lewis

          *                   Director
--------------------------
Claudine B. Malone

          *                   Director
--------------------------
John W. Poduska, Sr., Ph.D.

          *                   Director
--------------------------
Michael E. Rossi

          *                   Director
--------------------------
Jeff Sandefer

          *                   Director
--------------------------
Samuel K. Skinner

          *                   Director
--------------------------
James R. Thompson

*By: /s/ KATHY L. COX
--------------------------

Kathy L. Cox, as attorney-in-fact